Exhibit h.3

TICC Capital Corp.

3,000,000 Shares

Common Stock, $.01 par value per share

Underwriting Agreement

August 15, 2012

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

As representative of the several Underwriters

named in Schedule I hereto

Ladies and Gentlemen:

TICC Capital Corp., a Maryland corporation (the “Company”), the Company’s investment adviser, TICC Management, LLC, a Delaware limited liability company (the “Adviser”), and the Company’s administrator, BDC Partners, LLC, a Delaware limited liability company (“BDC Partners”), confirm their agreement with each of the several underwriters named in Schedule I hereto (the “Underwriters”) with respect to (i) the issuance and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of 3,000,000 shares (the “Firm Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of an option to purchase up to an additional 450,000 shares of Common Stock (the “Optional Shares”) as provided in Section 3(b). The Firm Shares and, if and to the extent such option is exercised, the Optional Shares, are collectively called, the “Shares.” Barclays Capital Inc. has agreed to act as representative of the several Underwriters (in such capacity, the “Representative”) in connection with the offering and sale of the Shares.

The Company has filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), a shelf registration statement on Form N-2 for the offer and sale of an aggregate amount of up to $100,000,000 of certain of the Company’s securities, including the Shares (File No. 333-172214), which registration statement became effective on February 28, 2012, and which contains a form of prospectus dated February 28, 2012 (the “Base Prospectus”) to be used in connection with the public offering and sale of certain shares of Common Stock to be issued from time to time by the Company (the “Shelf Shares”), including the Shares. The Company has filed with the Commission pursuant to Rule 497 under the Securities Act a preliminary prospectus supplement, dated August 8, 2012, to the Base Prospectus (the “Pre-Pricing Prospectus Supplement” and, together with the Base Prospectus, the “Pre-Pricing Prospectus”) and proposes to file with the Commission pursuant to Rule 497 a prospectus supplement, dated August 9, 2012, to the Base Prospectus relating to the Shares and the method of distribution thereof (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”). Such registration statement as amended, including the exhibits and schedules thereto, at the time it became effective, including the information, if any, deemed to be part of the registration statement at the time of its effectiveness pursuant to Rule 430C and Rule 497 under the Securities Act, is hereinafter referred to as the “Registration Statement.”

The Company hereby confirms its agreements with the Underwriters as follows:

1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each Underwriter, and the Adviser and the Administrator, jointly and severally, represent and warrant to and agree with each Underwriter, as of the date hereof, as of the Applicable Time and as of each Time of Delivery referred to in Section 5, that:

(a) Compliance with Registration Requirements.

(i) The Registration Statement has become effective, and no order suspending the effectiveness of the Registration Statement has been issued by the Commission. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, the Adviser or BDC Partners, are contemplated or threatened by the Commission.

(ii) As of the date hereof, when the Registration Statement became effective, when each of the Pre-Pricing Prospectus Supplement and Prospectus Supplement was or is first filed pursuant to Rule 497 under the Securities Act, when, prior to the Time of Delivery, any other amendment to the Registration Statement becomes effective, when, prior to each Time of Delivery, any supplement to the Pre-Pricing Prospectus or the Prospectus, as the case may be, is filed with the Commission, with respect to the Pre-Pricing Prospectus, as of 8:50 a.m. (New York City time) on August 15, 2012 (the “Applicable Time”) and at each Time of Delivery, (i) the Registration Statement, as amended as of any such time, and each of the Pre-Pricing Prospectus, together with the pricing terms and related information set forth on Schedule II hereto to be set forth in the Prospectus (the “Pricing Information”), and the Prospectus, each as amended or supplemented as of any such time, complied and will comply in all material respects with the applicable requirements of the Securities Act, (ii) the Registration Statement, as amended as of any such time, did not and will not contain any untrue statement of any material fact and did not and will not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) each of the Pre-Pricing Prospectus, together with the Pricing Information, and the Prospectus, each as amended or supplemented as of any such time, did not and will not contain any untrue statement of a material fact and did not and will not omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) and each Additional Disclosure Item (as defined in Section 8(n) hereof) listed on Schedule II(a) hereto does not and will not conflict with the information contained in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus and each such Additional Disclosure Item, as supplemented by and taken together with the Pre-Pricing Prospectus as of the Applicable Time when considered together with the Pricing Information, did not and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, or any post-effective amendment thereto, or the Pre-Pricing Prospectus or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with the Underwriter Content (as hereinafter defined). There are no contracts or other documents required to be filed as exhibits to the Registration Statement which have not been filed as required under the Securities Act.

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(iii) The Company meets the requirements for use of Form N-2 under the Securities Act and the rules and regulations thereunder.

(b) Incorporation and Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland with full corporate power and authority to own its property and to conduct its business as described in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect (as defined below).

(c) Authorization of Agreements.

(i) This Agreement has been duly authorized, executed and delivered by the Company.

(ii) Each of the Investment Advisory Agreement (the “Advisory Agreement”) dated as of July 1, 2011, between the Company and the Adviser, and the Administration Agreement dated as of November 18, 2003, between the Company and BDC Partners (the “Administration Agreement”), have been duly authorized, executed and delivered by the Company, and assuming due authorization, execution and delivery by the Adviser and BDC Partners, respectively, constitutes legal, valid and binding agreements of the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except to the extent that the indemnification provisions therein may be limited by federal or state securities laws and public policy consideration in respect thereof.

(d) Authorization of Shares. The Shares have been duly authorized by the Company, and the Shares have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in this Agreement, will be validly issued and fully paid and non-assessable; the Shares conform in all material respects to the description thereof contained in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus; no holder of Shares is or will be subject to personal liability by reason of being such a holder; and the issuance of the Shares is not subject to any preemptive or co-sale rights, rights of first refusal or other similar rights of any security holder of the Company or any other person.

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(e) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus under the caption “Capitalization” as of the respective dates stated therein. The Common Stock (including the Shares) conforms in all material respects to the description thereof contained in the Pre-Pricing Prospectus and the Prospectus. All of the issued and outstanding Common Stock has been duly authorized and validly issued, is fully paid and non-assessable and has been issued in compliance with federal and state securities laws. None of the outstanding Common Stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company other than those described in the Pre-Pricing Prospectus and the Prospectus.

(f) Nasdaq Global Select Market. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is listed on the Nasdaq Global Select Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the listing of the Common Stock on the Nasdaq Global Select Market. The Company has not received any notification that (i) the Commission is contemplating terminating the Company’s registration under the Exchange Act or (ii) the Nasdaq Global Select Market is contemplating delisting the Common Stock.

(g) No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus: (i) there has been no material adverse change, or any development involving a prospective material adverse change, in the financial condition, earnings, business, operations or prospects of the Company, whether or not arising from transactions in the ordinary course of business (any such change or effect, where the context so requires, is called a “Material Adverse Change” or a “Material Adverse Effect”); (ii) the Company has not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) except as disclosed in the Pre-Pricing Prospectus and the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company or repurchase or redemption by the Company of any class of capital stock.

(h) No Consents, Approvals or Authorization Required. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, will not conflict with, contravene or constitute a breach of or result in the imposition of any lien upon the properties or assets of the Company pursuant to (i) any provision of the Articles of Incorporation, as amended (“Charter”) or Amended and Restated Bylaws (“Bylaws”) of the Company or (ii) any provision of any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company is a party or by which its assets may be bound or affected except, with respect to clause (ii), for the contravention of such agreements which would not have a Material Adverse Effect. No consent, approval, authorization or order of, or qualification or filing with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except (i) such as have been obtained or made; (ii) such as may be required under the Securities Act; and (iii) such as may be required by the securities or Blue Sky laws of the various states, the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or the securities laws of any jurisdiction outside of the United States in connection with the offer and sale of the Shares.

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(i) No Defaults or Violations. The Company is not (i) in violation of any provision of its Charter or Bylaws, (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which it is a party or by which its assets may be bound or affected or (iii) in violation of any federal or state statute, law, rule, regulation, or any judgment, order or decree of any federal or state court, regulatory body, administrative agency or governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, as applicable, except, with respect to clauses (ii) and (iii), any such violation or default which would not, singly or in the aggregate, result in a Material Adverse Change.

(j) No Actions, Suits or Proceedings; Exhibits. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company, the Adviser or BDC Partners, threatened, to which the Company is a party or to which any of the properties of the Company is subject that are required to be described in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus and is not so described. There are no contracts or other documents that are required to be described in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(k) Descriptions of Law and Documents. The statements set forth in the Pre-Pricing Prospectus and the Prospectus under the caption “Description of Our Capital Stock” insofar as they purport to constitute a summary of the terms of the Common Stock, and under the captions “Investment Advisory Agreement,” “Administration Agreement,” “Material U.S. Federal Income Tax Considerations,” “Regulation as a Business Development Company,” “Plan of Distribution” and “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair.

(l) Termination of Agreements. Except as disclosed in the Pre-Pricing Prospectus and the Prospectus, the Company has not sent or received any communication regarding the termination of, or intent to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or, to the knowledge of the Company, the Adviser or BDC Partners, any other party to any such contract or agreement.

(m) Tax Law Compliance. Except as would not have a Material Adverse Effect, the Company has filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid by it and, if due and payable, any related or similar assessment, fine or penalty levied against it. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(w) below in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company has not been finally determined, except when the failure to do so would not have a Material Adverse Effect. The Company is not aware of any tax deficiency that has been or might be asserted or threatened against the Company that could result in a Material Adverse Change.

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(n) Intellectual Property Rights. The Company owns or possesses adequate rights to use all trademarks, service marks and trade names, which are necessary to conduct its businesses as described in the Registration Statement, the Pre-Pricing Prospectus and Prospectus, except where the failure to own or possess such trademarks, service marks or trade names would not have a Material Adverse Effect; the expiration of any trademarks, service marks or trade names would not result in a Material Adverse Change that is not otherwise disclosed in the Pre-Pricing Prospectus and the Prospectus.

(o) BDC Election; RIC.

(i) The Company has filed with the Commission pursuant to Section 54(a) of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (the “Investment Company Act”), a completed and executed Form N-54A, pursuant to which the Company has elected to be subject to the provisions of Sections 55 through 65 of the Investment Company Act (the “BDC Election”); the Company has not filed with the Commission any notice of withdrawal of the BDC Election; the BDC Election remains in full force and effect, and, to the knowledge of the Company, the Adviser or BDC Partners, no order of suspension or revocation of such election under the Investment Company Act has been issued or proceedings therefor initiated or threatened by the Commission.

(ii) The Company has adopted and implemented written policies and procedures reasonably designed to prevent violation of the Federal Securities Laws (as that term is defined in Rule 38a-1 under the Investment Company Act). The Company conducts its business and other activities in compliance in all material respects with the provisions of the Investment Company Act applicable to business development companies and the rules and regulations of the Commission thereunder.

(iii) The Company is not required and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Pre-Pricing Prospectus, will not be required to register as a “registered management investment company,” as such term is used in the Investment Company Act.

(iv) The Company qualified to be treated as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), for its taxable years ended December 31, 2008 through December 31, 2011. The Company is currently organized, operated, and in compliance in all material respects with the requirements of the Code necessary to continue to qualify as a RIC. The Company intends to operate its business in such a manner as to continue to comply with the requirements for qualification as a business development company under the Investment Company Act and qualification as a RIC under Subchapter M of the Code.

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(p) No Applicable Registration or Other Similar Rights. There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company, except as described or referred to in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(q) Reports Filed. The documents filed by the Company with the Commission complied and will comply in all material respects with the requirements of the Exchange Act. The Company has filed all reports required to be filed pursuant to the Securities Act, the Investment Company Act and the Exchange Act.

(r) Required Action. All required action has or will have been taken by the Company under the Securities Act and the rules and regulations of the Commission thereunder to effect the public offering and consummate the sale of the Shares as provided in this Agreement.

(s) All Necessary Permits, Etc. The Company owns or possesses or has obtained all governmental licenses, permits, consents, orders, approvals and other authorizations (“Governmental Licenses”) necessary to carry on its business as contemplated in the Pre-Pricing Prospectus and the Prospectus, except to the extent that the failure to own or possess or have obtained such Governmental Licenses would not have a Material Adverse Effect. The Company has not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(t) Investments. There are no material restrictions, limitations or regulations with respect to the ability of the Company to invest its assets as described in the Pre-Pricing Prospectus and the Prospectus, other than as described therein; except as disclosed in the Pre-Pricing Prospectus and the Prospectus, the Company does not own, directly or indirectly, any shares of stock or any other equity or long term debt securities of any corporation or other entity. Except for Holdings and TICC CLO (as hereinafter defined) or as otherwise disclosed in the Pre-Pricing Prospectus and the Prospectus, the Company does not control (as such term is defined in Section 2(a)(9) of the Investment Company Act) any of the companies described therein.

(u) Ownership of Property. The Company has good title in fee simple to all real property and good title to all personal property owned by it, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Pre-Pricing Prospectus and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company. Any real property and buildings held under lease by the Company are held by it under valid, subsisting and enforceable leases; the Company owns, leases or has access to all properties and other assets that are necessary to the conduct of their business as described in the Pre-Pricing Prospectus and the Prospectus.

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(v) Independent Accountants. PricewaterhouseCoopers LLP, who has expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission as a part of the Registration Statement and included in the Pre-Pricing Prospectus and the Prospectus, is an independent registered public accounting firm as required by the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board (United States).

(w) Preparation of Financial Statements. The financial statements filed with the Commission as a part of the Registration Statement and included in the Pre-Pricing Prospectus and the Prospectus present fairly in all material respects the financial position of the Company as of and at the dates indicated and the results of its operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis (“GAAP”) throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement. The financial data set forth in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus under the captions “Selected Financial and Other Data” and “Capitalization” fairly present in all material respects the information set forth therein on a basis consistent with that of the financial statements contained in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus. Any disclosures contained in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.

(x) Company’s Accounting System. The Company maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Pre-Pricing Prospectus and Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness (whether or not remediated) in the Company’s internal control over financial reporting (as such term is defined in Rule 13a-15 and 15d-15 of the Exchange Act) and (2) no change in the Company’s internal control over financial reporting that has materially negatively affected, or is reasonably likely to materially negatively affect, the Company’s internal control over financial reporting.

(y) Disclosure Controls. The Company has established and maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that information relating to the Company, including information pertaining to the Company’s operations and assets managed by the Adviser, required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its Chief Executive Officer and Chief Financial Officer, by others within the Company and the Adviser to allow timely decisions regarding disclosure; such disclosure controls and procedures are effective to perform the functions for which they were established.

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(z) Subsidiaries. The Company has no consolidated subsidiaries other than TICC Capital Corp. 2011-1 Holdings, LLC (“Holdings”) and TICC CLO LLC (“TICC CLO” and together with Holdings, the “Subsidiaries” and each, a “Subsidiary”). Each Subsidiary has been duly formed and is validly existing in good standing as a limited liability company under the laws of the State of Delaware, each with full power and authority to own, lease and/or operate its properties and to conduct its business as described in the Registration Statement, the Base Prospectus, the Pre-Pricing Prospectus and the Prospectus and each is duly qualified to do business and is in good standing under the laws of each jurisdiction which requires such qualification. The Company owns all of the outstanding equity interests of Holdings and Holdings owns all of the outstanding equity interests of TICC CLO. Neither Subsidiary employs any persons or conducts any business other than in connection with the acquisition, holding or disposition of assets on behalf of the Company, including the receipt of interest, dividends and principal payments thereon.

(aa) Insurance. The Company is insured by recognized institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for its business.

(bb) No Price Stabilization or Manipulation. None of the Company, the Adviser or BDC Partners or, to the knowledge of the Company, the Adviser or BDC Partners, any of their respective members, officers, representatives, affiliates or controlling persons, has taken or will take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares. The Company acknowledges that the Underwriters may engage in passive market making transaction in the Shares on the Nasdaq Global Select Market in accordance with Regulation M under the Exchange Act.

(cc) Related Party Transactions. There are no business relationships or related-party transactions involving the Company on the one hand, and any director, executive officer or stockholder of the Company, on the other hand, required to be described in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, which have not been described as required by the Securities Act. The Company has not directly or indirectly, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any executive officer or director of the Company; except as disclosed in the Pre-Pricing Prospectus and the Prospectus, neither the Company nor the Adviser has any lending or other commercial relationship with any affiliate of any Underwriter and the Company will not use any of the proceeds from the sale of the Shares to repay any indebtedness owed to any affiliate of any Underwriter.

(dd) Affiliates. Except as described in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, no person is serving or acting as an officer, director or investment advisor of the Company, except in accordance with the provisions of the Investment Company Act and the Advisers Act.

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(ee) No Unlawful Contributions or Other Payments. Neither the Company nor, to the knowledge of the Company, the Adviser or BDC Partners, any employee or agent of the Company, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision or the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (“FCPA”); or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; and the Company, and, to the knowledge of the Company, the Advisor or BDC Partners, the Company’s affiliates have conducted their respective businesses in compliance in all material respects with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ff) Compliance with OFAC. None of the Company or, to the knowledge of the Company, the Adviser or BDC Partners, any director or officer of the Company, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares, or lend, contribute or otherwise make available such proceeds to any other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(gg) No Violation of Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, the Adviser or BDC Partners, threatened.

(hh) Sarbanes-Oxley Act Compliance. The Company has complied in all material respects with Rule 13a-14 of the Exchange Act and has made the evaluations of the Company’s disclosure controls and procedures required under Rule 13a-15 under the Exchange Act. Except as described in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, the Company is, and to the knowledge of the Company, the Adviser or BDC Partners, the Company’s directors and officers, in their capacities as such, are, in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

(ii) Independent Directors. Each of the independent directors of the Company satisfies the independence standards established by the Commission, including the independence standards set forth in Section 2(a)(19) of the Investment Company Act and by the Nasdaq Global Select Market.

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(jj) FINRA. To the knowledge of the Company, the Adviser or BDC Partners, there are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors or 5% or greater securityholders, except as set forth in the Pre-Pricing Prospectus and the Prospectus or otherwise disclosed by the Company to the Representative in writing.

(kk) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(ll) Advisory Agreement. The Advisory Agreement, including compensation terms therein, complies in all material respects with all applicable provisions of the Investment Company Act and the Advisers Act and the applicable published rules and regulations thereunder.

(mm) Lending Relationships. Except as disclosed in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, the Company does not and, to the knowledge of the Company, its affiliates do not (i) have any material lending or other relationship with any bank or lending affiliate of any Underwriter or (ii) intend to use any of the proceeds from the sale of the Shares to repay any outstanding debt owed to any affiliate of any Underwriter.

2. Representations and Warranties of the Adviser and BDC Partners. The Adviser and BDC Partners, jointly and severally, represent and warrant to each Underwriter as of the date hereof, as of the Applicable Time and as of each Time of Delivery referred to in Section 5, and agree with each Underwriter, that:

(a) Incorporation and Good Standing of the Adviser and BDC Partners. Each of the Adviser and BDC Partners has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, and has limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus and to execute and deliver and perform its obligations under this Agreement; the Adviser has limited liability company power and authority to execute and deliver and perform its obligations under the Advisory Agreement; the Administrator has limited liability company power and authority to execute and deliver and perform its obligations under the Administration Agreement; and each of the Adviser and BDC Partners is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not cause a material adverse change in the financial condition, earnings, business, or operations, whether or not arising from transactions in the ordinary course of business, of the Adviser or BDC Partners, as the case may be (any such change or effect, where the context so requires, is called an “Affiliate Material Adverse Change” or an “Affiliate Material Adverse Effect”).

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(b) Authorization of Agreements.

(i) This Agreement has been duly authorized, executed and delivered by each of the Adviser and BDC Partners.

(ii) The Advisory Agreement and Administrative Agreement have been duly authorized, executed and delivered by the Adviser and BDC Partners, respectively, and, assuming due authorization, execution and delivery by such other parties, constitutes a legal, valid and binding agreement of the Adviser and BDC Partners, respectively, enforceable against the them in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general principles of equity, and except to the extent that the indemnification provisions thereof may be limited by federal or state securities laws and public policy consideration in respect thereof.

(c) Registration Under Advisers Act. The Adviser is registered with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the Investment Company Act or the applicable published rules and regulations thereunder from acting as an investment adviser for the Company as contemplated by the Registration Statement, the Pre-Pricing Prospectus and the Prospectus (or any amendment or supplement thereto). There does not exist any proceedings, or, to the Adviser’s knowledge, any facts or circumstances the existence of which could lead to any proceeding, which would adversely affect the registration of the Adviser with the Commission.

(d) Description of Adviser and Administrator. The description of the Adviser and the Administrator in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus (or any amendment or supplement thereto) complied and complies, as applicable, in all material respects with the provisions of the Securities Act and (i) with respect to the Registration Statement as of its effective date, did not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, not misleading and (ii) with respect to the Pre-Pricing Prospectus, as of the Applicable Time, and the Prospectus, as of the date of the Prospectus, does not and will not contain any untrue statement of material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading therein.

(e) No Defaults or Violations. The execution and delivery by each of the Adviser and BDC Partners of, and the performance by each of the Adviser and BDC Partners of its respective obligations under, this Agreement will not contravene, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of or default under) (i) any provision of the limited liability company operating agreement or other organizational documents of the Adviser or BDC Partners, or (ii) any of the Adviser’s or BDC Partners’ obligations under any provision of any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which any of them is a party or by which any of their assets may be bound or affected or (iii) any judgment, regulation, order, writ or decree of any governmental body, agency or court having jurisdiction over the Adviser or BDC Partners, and no consent, approval, authorization or order of, or qualification or filing with, any governmental body or agency is required for the performance by the Adviser or BDC Partners of its respective obligations under this Agreement except, with respect to clauses (ii) and (iii), for such breaches or defaults that would not have, individually or in the aggregate, an Affiliate Material Adverse Effect.

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(f) Absence of Violations or Defaults. Neither the Adviser nor BDC Partners is in violation or breach of or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a violation or breach of or default under) (i) its limited liability company operating agreement or other organizational documents, or (ii) any material provision of any lease, loan agreement, franchise agreement, license, permit, indenture, mortgage, deed of trust, bank loan or credit agreement or other contract obligation to which it is a party or by which it or its assets may be bound or affected, except to the extent any such violation, breach or default would not have an Affiliate Material Adverse Effect.

(g) Material Adverse Change. Subsequent to the respective dates as of which information is given in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, there has not occurred any Affiliate Material Adverse Change.

(h) No Actions, Suits or Proceedings. There are no legal or governmental proceedings pending or, to the knowledge of the Adviser and BDC Partners, threatened, to which either the Adviser or BDC Partners or, to the knowledge of the Adviser and BDC Partners, any of their respective officers, directors or employees is a party or to which any of the properties of the Adviser or BDC Partners is subject that are required to be described in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus and are not so described.

(i) All Necessary Permits, Etc. Each of the Adviser and BDC Partners owns or possesses or has obtained all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as contemplated in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, except to the extent that the failure to own or possess or have obtained such authorizations would not have an Affiliate Material Adverse Effect, and neither the Adviser nor BDC Partners has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such governmental licenses, permits, consents, orders, approvals and other authorizations which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have an Affiliate Material Adverse Effect.

(j) Employment Status. Neither the Adviser nor BDC Partners is aware that (i) any executive, key employee or significant group of employees of the Adviser or BDC Partners, as applicable, plans to terminate employment with the Adviser or BDC Partners or (ii) any such executive or key employee is subject to any non-compete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Adviser or BDC Partners, except where such termination or violation would not reasonably be expected to have an Affiliate Material Adverse Effect.

(k) Accounting System. Each of the Adviser and BDC Partners, to the extent each is acting on behalf of the Company and not itself, maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets of the Company is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets of the Company is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

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(l) No Unlawful Contributions or Other Payments. None of the Adviser, BDC Partners or, to the knowledge of the Adviser or BDC Partners, any employee or agent of the Adviser or BDC Partners, has used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision or the FCPA; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment. The Adviser and BDC Partners, and, to the knowledge of the Adviser or BDC Partners, their respective affiliates, have conducted their businesses in compliance in all material respects with the FCPA and have instituted and currently maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(m) Compliance with OFAC.  None of the Adviser, BDC Partners or, to the knowledge of the Adviser or BDC Partners, any director or officer of the Adviser or BDC Partners, is currently subject to any U.S. sanctions administered by OFAC; neither the Adviser nor BDC Partners will directly or indirectly use the proceeds of the offering of the Shares received by the Company, or lend, contribute or otherwise make available such proceeds to any other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(n) No Violation of Money Laundering Laws. The operations of the each of the Adviser and BDC Partners, to the extent each is acting on behalf of the Company and not itself, are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended and the Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Adviser or BDC Partners with respect to the Money Laundering Laws is pending or, to the knowledge of the Adviser or BDC Partners, threatened.

3. Purchase and Sale of the Shares.

(a) The Firm Shares. Upon the terms and conditions set forth herein, the Company agrees to issue and sell to the several Underwriters the Firm Shares on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective number of the Firm Shares set forth opposite their names on Schedule I. The purchase price per Firm Share to be paid by the several Underwriters to the Company shall be $9.48 per share.

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(b) The Optional Shares. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants to the several Underwriters the right to purchase, severally and not jointly, up to an aggregate of 450,000 Optional Shares, at the purchase price per share set forth in Section 3(a). Any such election to purchase Optional Shares may be exercised only by written notice from the Representative to the Company at any time in whole, or from time to time in part, given within a period not later than thirty (30) days after the date of this Agreement, which notice shall specify the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Representative but in no event earlier than the First Time of Delivery (as defined in Section 5 hereof) nor later than five (5) Business Days (as defined in Section 5) after the date of such notice. If any Optional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase, and the Company agrees to sell to such Underwriter, the number of Optional Shares (subject to adjustment to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of Optional Shares to be purchased as the number of Firm Shares set forth on Schedule I opposite the name of such Underwriter bears to the total number of Firm Shares. The Representative may cancel the option at any time prior to its exercise and expiration by giving written notice of such cancellation to the Company.

(c) Restriction on Sale of Securities. The Company agrees that, without the prior written consent of the Representative, it shall not, during the period commencing on the date hereof and ending on 60 days from the date of the Prospectus (the “Lock-Up Period”): (i) directly or indirectly offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock; or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. Moreover, unless FINRA Rule 2711(f)(4) and New York Stock Exchange Rule 472(f)(4) are inapplicable, if: (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the Representative waives, in writing, such extension.

Notwithstanding the provisions set forth in the immediately preceding paragraph, the Company may, without the prior written consent of the Representative, (A) issue and sell the Shares under this Agreement, (B) issue shares of Common Stock, options, or other securities or rights pursuant to any employee or director compensation, option, dividend reinvestment plan, savings, benefit or other plan or arrangement of the Company existing as of the date of this Agreement, (C) issue shares of Common Stock upon exercise, conversion or exchange of any securities or obligations outstanding on the date of this Agreement, and (D) issue shares of Common Stock pursuant to the Company’s Dividend Reinvestment Plan.

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4. Public Offering of Shares. The Company is advised by the Representative that the several Underwriters propose to make a public offering of Shares as soon after this Agreement has been executed and delivered as in their judgment is advisable.

5. Payment for the Shares. Payment for the Firm Shares shall be made to the Company by the wire transfer of immediately available funds to the order of the Company against delivery of such Firm Shares for the account of the Underwriters at 10:30 a.m., New York time, on August 20, 2012, or at such other time on the same date as shall be agreed by the Company and the Representative. The time and date of such payment are hereinafter referred to as the “First Time of Delivery.”

Payment for any Optional Shares shall be made to the Company by the wire transfer of immediately available funds to the order of the Company against delivery of such Optional Shares for the account of the Underwriters at 10:30 a.m. (New York time), on the date specified in the notice described in Section 3(c) or at such other time on the same or on such other date, in any event not later than 10:30 a.m., New York time, four Business Days (as defined below) following the date provided in the written notice described in Section 3(c) of this Agreement, as shall be designated in writing by the Underwriters. The time and date of such payment are hereinafter referred to as the “Second Time of Delivery,” and each such time and date for delivery (including the First Time of Delivery) shall be referred to as a “Time of Delivery.”

It is understood that the Representative has been authorized, for its own accounts and the account of the several Underwriters, to accept delivery of and receipt for, and to make payment of the purchase price for, the Firm Shares and any Optional Shares the Underwriters have agreed to purchase. Barclays Capital Inc., individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by Barclays Capital Inc. by the First Time of Delivery or the Second Time of Delivery, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

6. Delivery of the Shares. The Company shall deliver, or cause to be delivered, a credit representing the Firm Shares to an account or accounts at The Depository Trust Company, as designated by the Representative for the accounts of the several Underwriters at the First Time of Delivery, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered a credit representing the Optional Shares the Underwriters have agreed to purchase at the First Time of Delivery (or the Second Time of Delivery, as the case may be), to an account or accounts at The Depository Trust Company as designated by the Representative for the accounts of the several Underwriters, at the First Delivery Time or the Second Delivery Time, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor.

For the purposes of this Agreement, the term “Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in the State of New York are generally authorized or obligated by law or executive order to close.

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7. Delivery of Prospectus to the Underwriters. Not later than 3:00 p.m. (New York City time) on the second Business Day following the date the Shares are released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered copies of the Prospectus in such quantities and at such places as the Representative shall request.

8. Further Agreements. The Company agrees, and the Adviser and BDC Partners, jointly and severally, agree, with the Underwriters:

(a) to advise the Underwriters, promptly after the Company receives notice thereof, of the time when any amendment to the Registration Statement relating to or affecting the Shares has been filed or becomes effective or any amendment or supplement to the Pre-Pricing Prospectus or the Prospectus relating to or affecting the Shares has been filed and to furnish the Underwriters with copies thereof;

(b) to advise the Underwriters, promptly after the Company receives notice thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, Pre-Pricing Prospectus or Prospectus relating to or affecting the Shares or for additional information regarding such Registration Statement, Pre-Pricing Prospectus or Prospectus, and, in the event of the issuance of any stop order suspending the effectiveness of the Registration Statement, promptly to use its best efforts to obtain the withdrawal of such order;

(c) promptly from time to time to take such action as the Underwriters may reasonably request (A) to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Underwriters may reasonably request and (B) to comply with such laws so as to permit the continuance of sales and dealings in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to (i) qualify to do business, (ii) be subject to taxation, (iii) qualify as a foreign corporation, (iv) be subject to the jurisdiction of courts, or (v) file a general consent to service of process, in any jurisdiction;

(d) to furnish to the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto), and to furnish the Underwriters, without charge, prior to 12:00 p.m., (New York time,) on the Business Day next succeeding the date of this Agreement or as soon as practicable, and during the period mentioned in Section 6(f) below, as many copies of the Pre-Pricing Prospectus or the Prospectus relating to or affecting the Shares and any supplements and amendments thereto or to the Registration Statement relating to or affecting the Shares as the Underwriters may reasonably request;

(e) before amending or supplementing the Registration Statement relating to or affecting the Shares or the Pre-Pricing Prospectus or the Prospectus relating to or affecting the Shares, to furnish the Underwriters with a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Underwriters reasonably object and to file with the Commission within the applicable period specified in Rule 497 under the Securities Act any prospectus required to be filed pursuant to such Rule;

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(f) if, after the first date of the public offering of the Shares and during such period as in the written opinion of counsel for the Underwriters, the Prospectus relating to or affecting the Shares is required by law to be delivered in connection with sales by the Underwriters or a dealer, at and during such time (the “Prospectus Delivery Period”) any event shall have occurred as a result of which the Prospectus relating to or affecting the Shares as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered to a purchaser, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus relating to or affecting the Shares in order to comply with the Securities Act, to notify the Representative, and upon the Representative’s written request to prepare and furnish without charge to the Underwriters and to the dealers (whose names and addresses the Underwriters will furnish in writing to the Company) to which Shares may have been sold by the Underwriters and to any other dealers upon request, as many written and electronic copies as the Underwriters may from time to time reasonably request of an amended Prospectus relating to or affecting the Shares or a supplement to the Prospectus relating to or affecting the Shares which will correct such statement or omission or effect such compliance;

(g) to make generally available to the Company’s securityholders as soon as practicable an earnings statement of the Company (which need not be audited) complying with the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158 under the Securities Act);

(h) to apply the net proceeds to the Company from the sale of the Shares in the manner described under the caption “Use of Proceeds” in the Prospectus;

(i) not to take, directly or indirectly, any action designed, or which could reasonably be expected to cause or result in, under the Exchange Act, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Shares;

(j) to use its best efforts to maintain the Company’s status as a business development company; provided, however, the Company may change the nature of its business so as to cease to be, or withdraw its election as, a business development company, with the approval of the board of directors and a vote of the stockholders a required by Section 58 of the Investment Company Act;

(k) to use its best efforts to maintain the Company’s qualification as a “regulated investment company” under Subchapter M of the Code for as long as the Company remains a business development company, regulated under the Investment Company Act; and

(l) to use its best efforts to list, subject to notice of issuance, the Shares on the Nasdaq Global Select Market or on a national securities exchange.

(m) during the Prospectus Delivery Period, to file all documents required to be filed with the Commission pursuant to Section 13, 14 and 15 of the Exchange Act.

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(n) without the prior consent of the Representative, (i) not to distribute any written offering material other than the Registration Statement, the Pre-Pricing Prospectus or the Prospectus, and (ii) not to make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act and which the parties agree, for the purposes of this Agreement, includes (A) any “advertisement” as defined in Rule 482 under the Securities Act and (B) any sales literature, materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Shares, including any in-person roadshow or investor presentations (including slides and scripts relating thereto) made to investors by or on behalf of the Company (the materials and information referred to in this Section 8(n) are herein referred to as an “Additional Disclosure Item”); any Additional Disclosure Item the use of which has been consented to by the Representative is listed on Schedule II(a) hereto.

9. Fees and Expenses. The Company covenants and agrees with the Underwriters that the Company will pay or cause to be paid the following:

(a) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, and amendments and supplements thereto (in each case, including exhibits), and the mailing and delivering of copies thereof to the Underwriters and dealers;

(b) all fees and expenses in connection with applying to have any of the Shares quoted on the Nasdaq Global Select Market;

(c) the reasonable filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, securing any required review by FINRA of the terms of the sale of the Shares;

(d) the reasonable fees and disbursements of counsel for the Underwriters (in an amount not to exceed $10,000.00) in connection with the preparation of a Canadian prospectus wrapper;

(e) the cost of preparing certificates for the Shares and issuing and delivering the Shares to the Underwriters, including any stock or other transfer taxes and any stamp or other taxes or duties payable in connection with the sale, issuance or delivery of the Shares to the Underwriters;

(f) the cost and charges of any transfer agent or registrar for the Shares;

(g) the costs and expenses of the Company and any of its officers, directors, counsel or other representatives in connection with presentations or meetings undertaken in connection with the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics and the production and hosting of any electronic road shows, and travel, lodging, transportation, and other expenses of the officers of the Company incurred in connection with any such presentations or meetings; and

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(h) all other costs and expenses incident to the performance of the Company’s obligations hereunder which are not otherwise specifically provided for in this Section.

It is understood, however, that, except as expressly provided in this Section 9 and Section 10 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any marketing and advertising expenses (including any institutional and retail road shows) connected with any offers they may make.

10. Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representative pursuant to Section 14, or if the sale to the Underwriters of the Shares on the First Time of Delivery is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, for all reasonable out-of-pocket expenses that shall have been reasonably incurred by the Underwriters in connection with the proposed purchase and the public offering and sale of the Shares, including the reasonable fees and disbursements of counsel for the Underwriters, printing expenses, travel expenses, postage, facsimile and telephone charges.

11. Conditions to Obligations. The obligations of the Company to sell the Shares to the Underwriters and the obligation of the Underwriters to purchase and pay for the Shares to be delivered at each Time of Delivery, shall be subject to the following conditions:

(a) No Change. Subsequent to the execution and delivery of this Agreement and prior to the Time of Delivery, there shall not have occurred any Material Adverse Change or Affiliate Material Adverse Change that, in the Underwriters’ sole judgment, is material and adverse and that makes it impracticable to market the Shares as contemplated hereby.

(b) Officers’ Certificate. The Underwriters shall have received at the Time of Delivery a certificate, dated the Time of Delivery and signed by the Chief Executive Officer and the Chief Financial Officer of the Company, and of each of the Adviser and BDC Partners, to the effect that the representations and warranties of each of the Company, the Adviser and BDC Partners contained in this Agreement are true and correct as of the Time of Delivery and that each of the Company, the Adviser and BDC Partners has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Time of Delivery. Each officer signing and delivering such certificates may rely upon his or her knowledge as to threatened proceedings.

(c) Compliance with Registration Requirements; No Stop Order; No Objection from FINRA. No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company, the Adviser, or BDC Partners, shall be contemplated by the Commission, and FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements; provided, that the Representative has made all necessary filings and timely responded in good faith to any requests of the FINRA staff with respect to any such filings.

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(d) Corporate Proceedings. All corporate proceedings and other legal matters in connection with this Agreement, the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, and the registration, authorization, issue, sale and delivery of the Shares, shall have been reasonably satisfactory to counsel to the Representative, and such counsel shall have been furnished with such papers and information as they may reasonably have requested to enable them to pass upon the matters referred to in this Section.

(e) Opinion of Counsel for each of the Company, the Adviser and BDC Partners. The Underwriters shall have received at the Time of Delivery an opinion of Sutherland Asbill & Brennan LLP, counsel for each of the Company, the Adviser and BDC Partners, dated the Time of Delivery, substantially in the form attached hereto as Exhibit A.

(f) Opinion of Counsel for Underwriters. The Underwriters shall have received at the Time of Delivery an opinion of Hunton & Williams LLP, dated the Time of Delivery in a form and substance acceptable to the Underwriters.

(g) Accountant’s Comfort Letter. The Underwriters shall have received from PricewaterhouseCoopers LLP letters dated, respectively, the date hereof and each Time of Delivery, and addressed to the Underwriters (with reproduced copies for each of the Underwriters) in the forms heretofore approved by the Representative containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, except with respect to the letter received at each Time of Delivery, the specified “cut-off date” referred to therein shall not be more than three (3) Business Days prior to the applicable Time of Delivery.

(h) Certain Deliveries. The obligation of the Underwriters to purchase Shares hereunder is subject to the delivery to the Underwriters at the Time of Delivery of such documents as it may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Shares and other matters related to the issuance of the Shares.

(i) Nasdaq Global Select Market. The Shares to be sold at such Time of Delivery shall have been duly approved for quotation on the Nasdaq Global Select Market.

(j) Lock-Ups. The Company shall have obtained and delivered to you an agreement substantially in the form of Exhibit B attached hereto from the Adviser, BDC Partners and each executive officer and director of the Company.

(k) Survival. If any condition specified in this Section 11 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice to the Company at any time on or prior to the First Time of Delivery and, with respect to the Optional Shares, at any time prior to the Second Time of Delivery, which termination shall be without liability on the part of any party to any other party, except that Section 9 (Fees and Expenses), Section 10 (Reimbursement of Underwriters’ Expenses), Section 12 (Indemnification and Contribution), Section 21 (Survival Provisions) shall at all times be effective and shall survive such termination.

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12. Indemnification and Contribution.

(a) Indemnification of the Underwriters. The Company will, and each of the Adviser and BDC Partners, jointly and severally, will, indemnify and hold harmless each Underwriter, its officers, directors, employees, agents representatives, affiliates, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter, officer, director, employee, agent, representative, or affiliate or such controlling person may become subject, under the Securities Act, the Investment Company Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof) arise out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430C under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Pre-Pricing Prospectus, together with the Pricing Information, or the Prospectus (or any amendment or supplement thereto), or any Additional Disclosure Item, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and will reimburse each Underwriter and each officer, director, employee, agent and representative, or person controlling such Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action, as such expenses are reasonably incurred; provided, however, that the Company, and each of the Adviser and BDC Partners, shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus or any Additional Disclosure Item or any such amendment or supplement in reliance upon and in conformity with the Underwriter Content.

(b) Indemnification of the Company, the Adviser and BDC Partners. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, and each of the Adviser and BDC Partners, and either of their respective officers, directors, employees, agents and representatives, against any loss, claims, damages or liabilities to which the Company, the Adviser and/or BDC Partners may become subject, under the Securities Act, the Investment Company Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise, (including in settlement of any litigation), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof) arise out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Pre-Pricing Prospectus, together with the Pricing Information, or the Prospectus (or any amendment or supplement thereto), or any Additional Disclosure Item, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and will reimburse the Company, the Adviser and/or BDC Partners, as applicable, and each officer, director, employee, agent and representative, or person controlling the Company, the Adviser and/or BDC Partners, as applicable, for any legal or other expenses reasonably incurred in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action, as such expenses are reasonably incurred, to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus or any such amendment or supplement in reliance upon and in conformity with the Underwriter Content. The Company, and each of the Adviser and BDC Partners, hereby acknowledge that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any Pre-Pricing Prospectus, the Prospectus or any Additional Disclosure Item (or any amendment or supplement thereto) are the fourth, eleventh, fourteenth, and fifteenth paragraphs under the caption “Underwriting” in the Pre-Pricing Prospectus Supplement and the Prospectus Supplement (the “Underwriter Content”); and the Underwriters confirm that such statements are correct.

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(c) Notice. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection, except to the extent it is materially prejudiced as a result of such omission. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 12 for any legal or other expenses subsequently incurred by such indemnified party (other than reasonable costs of investigation) in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, in addition to any local counsel, representing the indemnified parties who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

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(d) Settlements. The indemnifying party under this Section 12 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or action by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 12(d), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment includes an unconditional release of the indemnified party from all liability arising out of such action or claim.

(e) Contribution. If the indemnification provided for in this Section 12 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by each of the Company, the Adviser and BDC Partners on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of each of the Company, the Adviser and BDC Partners on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by each of the Company, the Adviser and BDC Partners on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Adviser and/or BDC Partners on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Adviser, BDC Partners and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), each Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 12 to contribute are several in proportion to their respective underwriting obligations and not joint.

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(f) The obligations of the Company, the Adviser and BDC Partners under this Section 12 shall be in addition to any liability which the Company, the Adviser and/or BDC Partners may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of each Underwriter under this Section 12 shall be in addition to any liability which such Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer of each of the Company signing the Registration Statement, each director or managing member, as the case may be, of each of the Company, the Adviser and BDC Partners, and each person, if any, who controls the Company, the Adviser and/or BDC Partners within the meaning of the Securities Act; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(g) Notwithstanding any other provision of this Section 12, no party shall be entitled to indemnification or contribution under this Agreement in violation of Section 17(i) of the Investment Company Act.

13. Default of One or More of the Several Underwriters.

(a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

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(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require a non-defaulting Underwriter to purchase Shares of a defaulting Underwriter, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 9 hereof and the indemnity and contribution agreements in Section 12 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

14. Termination of this Agreement. This Agreement shall be subject to termination by notice given by the Underwriters to the Company, if (1) after the execution and delivery of this Agreement and prior to a Time of Delivery (a) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the NYSE Amex, the Nasdaq Global Select Market, the Chicago Mercantile Exchange or the Chicago Board of Trade, (b) trading or quotation of any securities of the Company shall have been suspended or limited by the Commission or by the Nasdaq Global Select Market, (c) a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York State authorities, or (d) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the Representative’s sole judgment, is material and adverse or (e) there shall have occurred any Material Adverse Change, and (2) in the case of any of the events specified in clause (1) of this Section 14, such event, singly or together with any other such event, makes it, in the Underwriters’ sole judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

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15. Notices. All statements, requests, notices and agreements hereunder shall be in writing and if to the Underwriters, shall be delivered or sent by national overnight courier or electronic transmission to the Representative; and if to the Company, the Adviser and/or BDC Partners, shall be delivered or sent by national overnight courier or electronic transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

16. Binding Effect. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, personal representatives and assigns, and to the benefit of the officers and employees and controlling persons referred to in Section 12, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Shares as such from the Underwriters merely by reason of such purchase.

Any action by the Underwriters hereunder may be taken by jointly or by the first named Underwriter set forth on Schedule I hereto alone on behalf of the Underwriters, and any such action taken by the Underwriters jointly or by the first named Underwriter set forth on Schedule I hereto alone shall be binding upon the Underwriters.

17. Governing Law, Forum Selection Clause and Jury Trial. THE VALIDITY, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT, UNLESS EXPRESSLY PROVIDED TO THE CONTRARY, SHALL BE GOVERNED BY THE LAWS OF AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS FORMED AND TO BE PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF, OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK FOR ANY ACTION, PROCEEDINGS OR INVESTIGATIONS IN ANY COURT OR BEFORE ANY GOVERNMENTAL AUTHORITY (“LITIGATION”) ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY (AND AGREES NOT TO COMMENCE ANY LITIGATION RELATING THERETO EXCEPT IN SUCH COURTS), AND FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO ITS RESPECTIVE ADDRESS SET FORTH IN THIS AGREEMENT SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY LITIGATION BROUGHT AGAINST IT IN ANY SUCH COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF OR RELATING TO THE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN THE COURTS OF THE STATE OF NEW YORK, AND HEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO A TRIAL BY JURY IN CONNECTION WITH ANY LITIGATION ARISING OUT OF OR RELATING TO THE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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18. Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

19. Survival Provisions. The respective indemnities, agreements, representations, warranties and other statements of each of the Company, the Adviser, BDC Partners and the Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, the Adviser or BDC Partners, or any officer or director or controlling person thereof, and shall survive delivery of and payment for the Shares.

20. Partial Unenforceability. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other section, paragraph or provision hereof.

21. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

22. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

23. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) the Representative, on behalf of the Underwriters, have been retained solely to act as underwriters in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company and the Representative has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Representative have advised or are advising the Company on other matters;

(b) the price of the Shares set forth in this Agreement was established by the Company following discussions and arm’s length negotiations with the Representative and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) the Company has been advised that the Representative and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representative has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) the Company waives, to the fullest extent permitted by law, any claims it may have against the Representative, on behalf of themselves and the other Underwriters, for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representative, on behalf of themselves and the other Underwriters, have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to including stockholders, employees or creditors of the Company.

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24. Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from its investment banking division and is subject to certain regulations and internal policies, and that Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by its research analysts and research department may be different from or inconsistent with the views or advice communicated to the Company by Underwriters’ investment banking division. The Company acknowledges that each Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company and any other companies that may be the subject of the transactions contemplated by this Agreement.

25. USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

[Remainder of Page Intentionally Left Blank]

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Representative the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

TICC Capital Corp.

By:

Name:

Title:

Very truly yours,

TICC management, llc

By:	BDC Partners, LLC, as Managing Member

By:

Name:

Title:

Very truly yours,

bdc partners, llc

By:

Name:

Title:

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The foregoing Agreement is hereby confirmed and accepted by the Underwriters as of the date first written above.

On their behalf:

By:	BARCLAYS CAPITAL INC.

By:

Name:

Title: